Exhibit 99.1

Investor Contact:

Jody B. Dahlman

Director of Communications

EnteroMedics Inc.

651-634-3071

jdahlman@enteromedics.com

EnteroMedics Inc. Announces Termination of Public Offering of Common Stock and Warrants

St. Paul, Minnesota, July 6, 2015 – EnteroMedics Inc. (NASDAQ: ETRM), a developer and manufacturer of devices that use neuroblocking technology to treat obesity, metabolic diseases, and other gastrointestinal disorders, today announced termination of the underwriting agreement and cancellation of its previously announced underwritten public offering of 40,229,886 units at a price to the public of $0.87 per unit.

Canaccord Genuity was acting as sole book-running manager and Craig-Hallum Capital Group was acting as co-manager for the offering.

The offering was being made pursuant to a shelf registration statement (File No. 333-195855) previously filed with and declared effective by the U.S. Securities and Exchange Commission (SEC).

About EnteroMedics Inc.

EnteroMedics is a medical device company focused on the development and commercialization of its neuroscience based technology to treat obesity and metabolic diseases. vBloc® Neurometabolic Therapy, delivered by a pacemaker-like device called the Maestro® Rechargeable System, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. EnteroMedics’ Maestro Rechargeable System has received U.S. Food and Drug Administration approval, CE Mark and is listed on the Australian Register of Therapeutic Goods.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding EnteroMedics’ expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in EnteroMedics’ business, including those described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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